SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF EVENT: JUNE 18, 2003

                         COMMISSION FILE NUMBER 0-25416

                              CALL-SOLUTIONS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

CALIFORNIA                                                            33-0563989
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

2250 Warrensville Center Road, University Heights, OH                    44118
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                                 (888-370-9654)
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



ITEM  6.  CHANGE  OF  REGISTRANT'S  SHAREHOLDERS

The Board of Directors received information and sufficient proof that those 1,375 Shares of Convertible Preferred Call-Solutions, Inc. Stock that were held by Dr. Talmadge McKinney were being held in trust by him for the benefit of Dr. Charles Harper, Dr. Robert Gilmore, Dr. Frederick Harris and Dr. Norman DeLoach.

To resolve this matter, the Board of Directors canceled those 1,375 Shares of Convertible Preferred Call-Solutions Stock held by Dr. Talmadge McKinney, and issued them on a pro-rata basis as follows:

         a. 460 Shares of Convertible Preferred Stock to Dr. Charles Harper valued at $1,000 per share, at a conversion price of $.005 per share, convertible into 92,000,000 common voting shares;

          b. 460 Shares of Convertible Preferred Call-Solutions Stock to Dr. Robert Gilmore valued at $1,000 per share, at a conversion price of $.005 per share, convertible into 92,000,000 common voting shares;

          c. 297 Shares of Convertible Preferred Call-Solutions Stock to Dr. Frederick Harris valued at $1,000 per share, at a conversion price of $.005 per share, convertible into 59,400,000 common voting shares;

         d. 30 Shares of Convertible Preferred Call-Solutions Stock to Dr. Norman DeLoach valued at $1,000 per share, at a conversion price of $.005 per share, convertible into 6,000,000 common voting shares; and

         e. 129 Share of Convertible Preferred Call-Solutions Stock to Dr. Talmadge McKinney valued at $1,000 per share, at a conversion price of $.005 per share, convertible into 25,800,000 common voting shares.

All of these shares are convertible to common shares upon demand. All preferred shares are voting shares and may be voted as common shares when issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 Call-Solutions, Inc.

June 18, 2003                                 /s/  Bashiruddin  Usama
                                                 ---------------------------
                                                   Bashiruddin  Usama


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